As filed with the Securities and Exchange Commission on May 11, 2015

Registration No. 333-202542

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM S-1/A

(Amendment No. 1)

______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada	7374	47-2594704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10300 W. Charleston

Las Vegas, NV 89135

702-201-6450

E-mail: corp@greycloaktech.com

 (Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

______________________________

William Bossung

10300 W. Charleston

Las Vegas, NV 89135

702-201-6450

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

______________________________

Copies of Communications to:

Bauman & Associates Law Firm

5595 Egan Crest Drive, Las Vegas, NV 89149

702-533-8372

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

1

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by selling shareholders	6,600,000	$.10	$660,000	81.34

(1)	Registration Fee has been paid via Fedwire.
(2)	This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.10 for 3,300,000 shares and 3,300,000 common stock purchase warrants to unaffiliated investors.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

GREY CLOAK TECH INC.

6,600,000 Shares of Common Stock

$0.10 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of GREY CLOAK TECH INC. (GCT)  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This prospectus covers the resale from time to time by the selling stockholders of up to an aggregate of 6,600,000 common shares. The company is registering in this prospectus 3,300,000 common shares and 3,300,000 common shares underlying the warrants to purchase common stock. The company issued 3,300,000 common shares and, 3,300,000 common stock purchase warrants to investors that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. The company issued the common stock purchase warrants to the investors who purchased the 3,300,000 common shares on a “one for one” basis. For each share of common stock purchased the investor received one warrant, each warrant entitles the holder to purchase one share of common stock. There are a total of 3,300,000 warrants issued.

The selling shareholders will sell their shares at a fixed price per share of $0.10 for the duration of this Offering, or until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or in privately negotiated transactions. We will not receive any proceeds from the sale of the 3,300,000 shares sold by the selling shareholders. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share. This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

GREY CLOAK TECH INC. is a development stage company and currently has limited business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “GCT" and "Company" are to GREY CLOAK TECH INC.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

GREY CLOAK TECH INC was incorporated in the State of Nevada on December 19, 2014 and our fiscal year end is December 31. The Company was formed to engage in the business of cloud based software to detect advertising fraud on the internet.

The Company's website is greycloaktech.com.

We are a software technology company, with no significant revenue and a limited operating history we have $295,913 in cash as of March 31, 2015.

Where you can find us:

Corporate Office:

10300 W. Charleston

Las Vegas, NV 89135

702-201-6450

Sales and Marketing Office:

902 Clintmore Road Street, Suite 114

Boca Raton, Florida 33487

Current Status of the Company’s Software

A version of the software was completed on April 1st for our first customer. The base version of the click fraud detection software was modified for that particular customer. The customer used the modified software for a specific new e mail and coupon campaign that required customization of the soon to be released base version 1.0. The company hired one outside computer programmer in March 2015 who is working on a contract basis. That programmer worked on the modified version of the software alongside Fred Covely the company’s president and chief architect of the software. The company intends to keep working with this contracted programmer to service the company’s client and work on the base version of the click fraud detection software. The base version (version 1.0), of the click fraud detection software is available now and marketing efforts have started.. Management made a decision in March of 2015 to focus the programming efforts on the company’s first client and customize the base software for their specific needs. The company believes that the client is very satisfied with the product and will continue doing business with the company. As with all software the company will be constantly improving the product and releasing newer versions of the software and will update the company’s website to reflect the availability of a newer version.

We believe it is advantageous to go public at this time, due to the potential to raise additional funds in the capital markets. As a public company we would have access to more financing options, as investors generally have greater liquidity to exit their investment.  However, there are significant disadvantages to going public, including the possibility that liquidity in our market will not occur, there is no guarantee that we will be able to secure financing at rates favorable to us, and increased costs to be a public company.  We anticipate this offering will cost $25,000 and we will incur $10,000 in professional fees to remain public in the next 12-months.

As of March 31, 2015, we had $295,913 cash on hand.

At present, we have enough cash on hand to fund the continued and ongoing development of our software , initial marketing efforts general operating expenses, legal expenses and accounting fees. In order to proceed with our business plan, we will have to find additional sources of funds, like a second public offering, a private placement of securities or debt.  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either money that we raise from our equity, or other alternative sources such as debt financing, we may be unable to continue to maintain, develop or expand our operations.

This is our initial public offering.  We are registering a total of 6,600,000 shares of our common stock, for sale by the selling shareholders. The company is registering in this prospectus 3,300,000 common shares and 3,300,000 common shares underlying the warrants to purchase common stock. The company issued 3,300,000 common shares and, 3,300,000 common stock purchase warrants to investors that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. . The investors in the Company’s Regulation D Private Placement Memorandum paid .10 (ten cents) per unit, one share of common stock and one common stock purchase warrant. The company issued the common stock purchase warrants to investors on a “one for one” basis. For each share of common stock purchased the investor received one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock. There are a total of 3,300,000 warrants issued. The selling shareholders will sell their shares at a fixed price per share of $0.10 until the securities are quoted for trading on the OTC Bulletin Board, or on a recognizable market or exchange, and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any proceeds from the sale of the 3,300,000 common shares that are being registered. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

We will not receive any proceeds from the sale of any of the 3,300,000 shares offered by the selling shareholders.  This offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an "emerging growth company" for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "As an "emerging growth company" under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements."

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Securities being Offered	An aggregate of 6,600,000 shares of common stock: 3,300,000 common shares and 3,300,000 common shares underlying the warrants to purchase common stock, which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.
Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.10 for the duration of this Offering, or until the securities are quoted for trading on the OTC Bulletin Board or on a recognizable market or exchange, and thereafter at prevailing market prices or privately negotiated prices.
Securities Issued	14,306,666 shares of common stock are issued and outstanding.
Offering Proceeds

The Company will not receive any proceeds from the sale of the 3,300,000 common shares that are being registered. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

Registration costs	We estimate our total offering registration costs to be $25,000. This includes pay for legal expenses, accounting fees, transfer agent costs, filing fees, printing, and correspondence with our shareholders.

Our officers and directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  Our executive officers and directors will own 69.9% of our common stock.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With GREY CLOAK TECH INC.:

We have a limited operating history and have no profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on December 19, 2014 and we have not fully developed our proposed business operations and have no significant revenue.  We have limited operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to March 31, 2015, was $41,720 of which most is for professional fees in connection with this Offering.  Based on our current cash position of $295,913, management believes that the Company will be available to maintain operations for a period of twelve months.

Our ability to maintain profitability and positive cash flow is dependent upon:

•	Our ability to attract new customers who will buy our services,
•	Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have one customer at this time, there is no assurance that we will make a profit.

We have one customer at this time.  If we are unable to attract enough customers/clients to purchase services it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the consulting services that we may desire to offer to clients could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our services, which could be suffer if customers are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer our services. If the domestic and/or international economy were to weaken, the demand for any consulting services we may desire to offer could decline, which could have a material adverse effect on our operating results and stock price.

Some of our competitors have significantly greater financial and marketing resources than we do.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because most of our competitors are not publicly reporting companies, their operating expenses are considerably lower.

Most of the companies with which we will be competing are not public companies.  GCT's responsibility to file reports with the SEC upon effectiveness of this registration statement means our basic operating expenses are much higher than those of our competitors.  The added expense of being a public reporting company will make it more difficult for us to compete.

Because our officers and directors have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-75% of their time, or 8-30 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient. However, these outside interests may deter from the development of GREY CLOAK TECH INC. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Our controlling stockholders have significant influence over the Company.

As of March 31, 2015, the Company's officers and directors own 69.9% of the outstanding common stock.  As a result they will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our sole officer and director retains a controlling interest.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

At present, Messers Bossung and Silver are being paid $7,000 per month.

However, there are as yet no written agreements, and our officers and directors may decide to award themselves higher salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that have significant revenue in the near future.  We will be unable to support any higher salaries or other benefits for management, which will cause us to cease operations.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2015, including a Form 10-K for the year ended December 31, 2015, assuming this registration statement is declared effective before that date. At or prior to December 31, 2015, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2015. If we do not file a registration statement on Form 8-A at or prior to December 31, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,300,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
  Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
  Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
  The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $10,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our Officers and Directors Currently Own 69.9% Of The Company's Issued and Outstanding Stock.

Presently, the Company's Officers and Directors beneficially own 10,000,000 (69.9%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by the Company shareholders, including the election of directors.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 6,600,000 shares of common stock through this Prospectus.  They must sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

Risks Related to Our Business and Industry

The Company has limited operating history which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

The Company will be operating in an industry that is characterized by rapid technological innovation, competition, changing customer needs and frequent introductions of new products, technologies and services. The Company will encountered, and will continue to encounter, risks and uncertainties frequently experienced by startup technology companies in evolving industries. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in the market, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

The Companies success will depend in large part on our ability to, among other things:

☐	compete with other companies, custom development efforts and open source initiatives that are currently in, or may in the future enter, the market for our software;
☐	develop sales and a customer base,
☐	complete the development of the click-fraud detection software
☐	improve the performance and capabilities of our click-fraud detection software;
☐	hire, train and retain skilled talent, including direct sales personal, and software engineers;
☐	develop customer satisfaction, quality and ensure timely releases of our product enhancements;
☐	develop a strategic sales network;
☐	maintain the quality of our website and minimize downloading time

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business will be adversely affected and our results of operations will suffer

If the company cannot adequately train new employees, including a direct sales force, sales may not occur or potential customers may lose confidence in the knowledge and capability of our employees.

Our ability to effectively manage the business will depend on a number of factors, including our ability to do the following:

☐	effectively recruit, integrate, train and motivate new employees, including direct sales people,
☐	attract and satisfy new customers;
☐	successfully introduce the company’s software product;
☐	establish, financial and management controls;
☐	protect our strategic assets, including our intellectual property rights; and
☐	make sound business decisions in light of the scrutiny associated with operating as a public company.

These activities will require capital expenditures and will place demands on our limited management team.

Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to finish developing the software and develop sales. There are no guarantees we will be able to do so in an efficient or timely manner, or at all. In particular, any failure to complete and implement the design of the Fraudlytic cloud based software will likely negatively impact our ability to succeed. Moreover, if we do complete the software and fail to manage the launch of the product and do not generate sales our business and operations, will suffer, which could negatively affect our brand, results of operations and overall business.

We face intense competition, and we may not be able to compete effectively, which could reduce demand for our product and adversely affect our business and potential market share.

The market for our software is intensely and increasingly competitive and subject to rapidly changing technology and evolving standards. In addition, many companies in our target market are offering, or may soon offer, products and services that may compete with our soon to be released product. Our current primary competitors generally fall into two categories: large software companies, including suppliers of traditional business intelligence products that provide one or more capabilities that are competitive with our software and new and emerging click-fraud analytic software companies, that the company may or may not know about We expect competition to increase as other established and emerging companies enter the click-fraud detection analytic software market, as customer requirements evolve and as new products and technologies are introduced. We expect this to be particularly true with respect to our cloud-based software. This is a relatively new and evolving area of software, and we anticipate competition to increase based on customer demand for this type of product.

Many of our competitors, particularly large software companies, have longer operating histories, significantly greater financial, technical, marketing, distribution, professional services or other resources and greater name recognition than we do. In addition, many of our competitors have strong relationships with our potential customers and extensive knowledge of the industry. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Moreover, many of these competitors are bundling their click-fraud detection software into larger software sales, often at significant discounts. Increased competition may lead to price cuts, alternative pricing structures or the introduction of products available for free or a nominal price. We may not be able to compete successfully against current and future competitors, and our business, results of operations and financial condition will be harmed if we fail to meet these competitive pressures.

Our ability to compete successfully in our market depends on a number of factors, both within and outside of our control. Some of these factors include ease and speed of product deployment and use, analytical and statistical capabilities, performance and scalability, the quality and reliability of our customer service and support, total cost of ownership, return on investment for the customer. Any failure by us to compete successfully in any one of these or other areas will adversely affect our business, results of operations and financial condition.

Moreover, current and future competitors may also make strategic acquisitions or establish cooperative relationships among themselves or with others. By doing so, these competitors may increase their ability to meet the needs of our potential customers. In addition, our prospective indirect sales channel partners may establish cooperative relationships with our competitors. These relationships may limit our ability to sell our product through specific distributors, technology providers, database companies and distribution channels and allow our competitors to rapidly gain significant market share. These developments could limit our ability to obtain sales from potential customers. If we are unable to compete successfully against current and future competitors, our business, results of operations and financial condition would be harmed.

Our success is highly dependent on our ability to penetrate the market for click-fraud analytic software as well as the growth and expansion of that market.

The market for click-fraud analytics software like ours is relatively new, rapidly evolving and unproven. Our success will depend in large part on our ability to penetrate the existing market for click-fraud detection and analytics software, as well as the continued growth and expansion of what we believe to be an emerging market for click-fraud analytics solutions. It is difficult to predict customer adoption and renewal rates, customer demand for our products, the size, growth rate and expansion of these markets, the entry of competitive products or the success of existing competitive products. Our ability to penetrate the existing market and any expansion of the emerging market depends on a number of factors, including the cost, performance and perceived value associated with our product, as well as customers’ willingness to adopt a different approach to click-fraud data analysis. Furthermore, many potential customers have made significant investments in other software systems and may be unwilling to invest in new software. If we are unable to complete and sell our click-fraud cloud based, our business, results of operations and financial condition would be adversely affected.

We will derive all of our revenue from one software product.

We currently expect to derive substantially all of our revenue from our cloud based click-fraud detection software product. As such, the development and sale of this software product is critical to our success. The Sales for our software is affected by a number of factors, including market acceptance, the timing of development and release of the product still in development, new products by our competitors, price changes by us or by our competitors, technological change, growth or contraction in the traditional and expanding click-fraud analytics market, and general economic conditions and trends. If we are unable to complete development of the product and sell the software or get market acceptance of our software, our business, results of operations, financial condition and growth prospects will be materially and adversely affected.

We are dependent on senior management and other key personnel, the loss of any of whom could adversely affect our business.

Our success depends in large part on the continued contributions of our senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our products, and our strategic direction. We do not maintain “key person” insurance for any member of our senior management team. The loss of Mr. Covely, the software developer and co-founder of the company, would significantly delay or prevent the development of the software and strategic objectives and adversely affect our business.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our success depends in part on our ability to identify, attract, integrate and retain software engineers, sales and other personnel, including technical talent from the industry. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. These companies also may provide more diverse opportunities and better chances for career advancement. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Real or perceived errors, failures or bugs in our software could adversely affect our results of operations and growth prospects.

Because our software is new, not tested, undetected errors, failures or bugs may occur. Our click-fraud detection software may or will be installed and used in computing environments with different operating systems, and equipment and networking configurations, which may cause errors or failures of our software or other aspects of the computing environment into which it is deployed. In addition, deployment of our software into computing environments may expose undetected errors, compatibility issues, failures or bugs in our software. Despite testing by us, errors, failures or bugs may not be found in our software until it is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our software, which could result in customer dissatisfaction and adversely impact the perceived utility of our product as well as our brand. Any of these real or perceived errors, compatibility issues, failures or bugs in our software could result in negative publicity, reputational harm, loss of or delay of our software, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions, which could cause us to lose potential customers and could adversely affect our results of operations.

Our success depends on our ability to sell our product and establish an indirect sales channel.

We need to establish indirect sales and sales channel partners, such as original equipment manufacturers, technology partners, systems integrators and resellers. Indirect sales channel partners are becoming an increasingly important aspect of software sales. We cannot be certain that we will be able to identify suitable indirect sales channel partners. To the extent we do identify such partners, we will need to negotiate the terms of a commercial agreement with them under which the partner would distribute our software. We cannot be certain that we will be able to negotiate commercially-attractive terms with any channel partner, if at all. In addition, all channel partners must be trained to distribute our products. There can be no assurance that our channel partners will comply with the terms of our commercial agreements with them or will continue to work with us when our commercial agreements with them expire or are up for renewal. If we are unable to maintain our relationships with these channel partners, or these channel partners fail to live up to their contractual obligations, our business, results of operations and financial condition could be harmed.

Economic uncertainties or downturns could materially adversely affect our business.

Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy including conditions resulting from changes in gross domestic product growth, the continued sovereign debt crisis, financial and credit market fluctuations, political deadlock, natural catastrophes, warfare and terrorist attacks on the United States, Europe, the Asia Pacific region or elsewhere, could cause a decrease in business investments, including corporate spending on click-fraud analytic software.

General worldwide economic conditions have experienced a significant downturn and continue to remain unstable. These conditions make it extremely difficult for us to forecast and plan future business activities accurately, and they could cause our potential customers to reevaluate their decisions to purchase our product, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times our potential customers may tighten their advertising budgets which reduce the need for click-fraud detection software. To the extent purchases of our software are perceived by potential customers to be discretionary, sales of our product may never occur. Also, customers may choose to develop in-house software as an alternative to using our product.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or industries in which we operate do not improve, or worsen from present levels, our business, results of operations, financial condition and cash flows could be adversely affected.

Failure to protect our intellectual property rights could adversely affect our business.

Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under patent and other intellectual property laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be adversely affected. However, defending our intellectual property rights might entail significant expenses. Any of our patent rights, copyrights, trademarks or other intellectual property rights may be challenged by others, weakened or invalidated through administrative process or litigation. The company has not filed for any intellectual property rights.

We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.

Companies in the software and technology industries, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. We may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ intellectual property rights, including issued or pending patents that cover significant aspects of our technologies or business methods. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our software and may be unable to compete effectively. Any of these results would adversely affect our business, results of operations, financial condition and cash flows

Natural or man-made disasters and other similar events may significantly disrupt our business, and negatively impact our results of operations and financial condition.

Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, wildfires, floods, nuclear disasters, acts of terrorism or other criminal activities, infectious disease outbreaks, and power outages, which may render it difficult or impossible for us to operate our business for some period of time. For example, we may host our click-fraud detection software at a data center located in the San Francisco Bay Area, a region known for seismic activity. Any disruptions in operations could negatively impact our business and results of operations, and harm our reputation. In addition, we may not carry business insurance or may not carry sufficient business insurance to compensate for losses that may occur. Any such losses or damages could have a material adverse effect on our business, results of operations and financial condition.

There has been no prior market for our common stock. An active market may not develop or be sustainable and investors may not be able to resell their shares at or above the initial public offering price.

There has been no public market for our common stock prior to this offering. The initial public offering price for our common stock will be determined. If you purchase shares of our common stock, you may not be able to resell those shares. An active or liquid market in our common stock may not develop upon completion of this offering or, if it does develop, it may not be sustainable.

Future sales and issuances of our capital stock or rights to purchase capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We may issue additional securities following the completion of this offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell common stock, convertible securities and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences and privileges senior to those of holders of our common stock.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and results of operations.

USE OF PROCEEDS

We are registering a total of 6,600,000 shares of our common stock for sale by selling shareholders.. The company issued 3,300,000 common shares and, 3,300,000 common stock purchase warrants to investors that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. The Company will not receive any proceeds from the sale of the 3,300,000 common shares that are being registered. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined arbitrarily by us.  The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. In determining the offering price, we took into consideration our capital structure.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this Prospectus.  In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

SELLING SECURITY HOLDERS

This prospectus covers the resale from time to time by the selling shareholders of up to an aggregate of 6,600,000 common shares. The company is registering in this prospectus 3,300,000 common shares and 3,300,000 common shares underlying the warrants to purchase common stock. The company issued 3,300,000 common shares and, 3,300,000 common stock purchase warrants to investors that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. The investors that participated in the Company’s Regulation D Private Placement Memorandum paid .10 (ten cents) per unit, one share of common stock and one common stock purchase warrant. The company issued the common stock purchase warrants to the investors on a “one for one” basis. For each share of common stock purchased the investor received one warrant, each warrant entitles the holder to purchase one share of common stock at $.50. There are a total of 3,300,000 warrants issued. The Company will not receive any proceeds from the sale of the 3,300,000 common shares that are being registered. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation 144 required restrictive legends on all certificates issued;

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

The company issued to thirty seven (37) unaffiliated investors, 3,300,000 common shares and, 3,300,000 common stock purchase warrants that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. The investors that participated in the Company’s Regulation D Private Placement Memorandum paid .10 (ten cents) per unit, one share of common stock and one common stock purchase warrant. The following table provides as of February 9, 2015, information regarding the beneficial ownership of our common stock held by each of the selling shareholders.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to an aggregate of 6,600,000 common shares. The company is registering in this prospectus 3,300,000 common shares and 3,300,000 common shares underlying the warrants to purchase common stock. The company issued 3,300,000 common shares and, 3,300,000 common stock purchase warrants to investors that invested in the Company’s Regulation D Rule 506(b) Private Placement Memorandum, dated January 15 2015. The company issued the common stock purchase warrants to the investors listed in the table below on a “one for one” basis. For each share of common stock purchased the investor received one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one share of common stock at $50. There are a total of 3,300,000 warrants issued. The Company will not receive any proceeds from the sale of the 3,300,000 common shares that are being registered. The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

Each Warrant, entitles the holder thereof to purchase from Grey Cloak Tech Inc., a corporation incorporated under the laws of the State of Nevada (the “Company’), subject to the terms and conditions set forth in the Warrant Agreement, at any time on or after the “Original Issue Date” and before the close of business on December 31, 2016 (“Expiration Date”), one fully paid and non-assessable share of Common Stock of the Company(“Common Stock”) upon presentation and surrender of the Warrant Certificate. Each Warrant initially entitles the holder to purchase one share of Common Stock for $.50. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of the Warrant, Holder shall be entitled to receive, upon exercise or conversion of the Warrant, the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company reserves the right to “Call” the warrant. The Company can call the Warrant when and if the Company files a registration statement with the Securities and Exchange Commission and the registration statement becomes effective and remains current and the common shares underlying the warrant are registered. The Company can only “call” the warrant if the Company’s common stock is traded on a recognizable market and if the Company’s common stock price trades at 150% of the warrant exercise price for a period of 20 consecutive trading days. In the event the Company “Calls” the warrant the warrant holder shall have 20 days to exercise the warrant certificate in whole or in part after the Company officially notifies the warrant holder. The Company will notify the warrant holder by written notification to the warrant holders last known address that is on file with the Company’s Warrant Agent. The Company reserves the right to cancel, without any redemption price, any outstanding warrants that are not exercised 20 days after the warrants have been called.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Number of Common Shares Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The selling stockholders have informed us that they bought our securities in the ordinary course of business, and that none of the selling stockholders had, at the time of their purchase of our securities, any agreements or understandings, directly or indirectly, with any person to distribute such securities.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after January 15 2015 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of common stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some, all or none of their shares of common stock being offered in the offering.

The following table provides as of  March 31, 2015, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including,

1.                   Name of Selling Stockholder

2.                   Number of Common Shares Beneficially Owned Before Offering

3.                   Number Of Common Shares Offered

4.                   Number of Common Shares Beneficially Owned if all Shares are Sold in the Offering

5.                   Percent Beneficially Owned After Offering

Name of Selling Stockholder	Number of Common Shares Beneficially Owned Before Offering(1)	Number of Common Shares Offered	Number of Common Shares Beneficially Owned If All Shares Are Sold In the Offering	Percent Beneficially Owned After Offering(2)
Natalie Gregarek	150,000	150,000	0
William Corbett	25,000	25,000	0
Joseph F. Bruno	10,000	10,000	0
Kyle Israel	10,000	10,000	0
John G. Glotfelty	75,000	75,000	0
David Bromberg (1)	710,000	550,000	160,000	1.12%
Brian A. Bromberg	100,000	100,000	0
David Crowley	10,000	10,000	0
Howard Burns	50,000	50,000	0
Joseph May	50,000	50,000	0
Burdick Baker	50,000	50,000	0
Daniel Rudden (2)	516,666	350,000	166,666	1.16%

Colton Russell Brasel	50,000	50,000	0
Michael B. and Rosemary L. Owens	10,000	10,000	0
Mary Jane Brasel	250,000	250,000	0
Paulette Dragul	12,500	12,500	0
Paul Dragul	12,500	12,500	0
Scott A. Owen	10,000	10,000	0
Kevin Pitts	30,000	30,000	0
J.J. Peirce	50,000	50,000	0
Justin Thomas Brasel	50,000	50,000	0
Janet Michele Brasel	50,000	50,000	0
Glaxious Group,LLC (4)	50,000	50,000	0
First Capital Properties LLC (5)	100,000	100,000	0
Sylvia DeSalme	20,000	20,000	0
Village Partners LLC (6)	175,000	175,000	0
Susan A. Brasel	115,000	115,000	0
Chad Krull	100,000	100,000	0
Matthew Gregarek	300,000	300,000	0
Michael Delaney	100,000	100,000	0
David J Gregarek (3)	540,000	200,000	340,000	2.38%
Rebecca Gregarek	100,000	100,000	0
Sabrina Kadets	50,000	50,000	0
Shawn P. McChesney	25,000	25,000	0
John C Spencer	10,000	10,000	0

1)	David Bromburg purchased 160,000 of the company’s common shares by subscription at .02 cents per share on December 23 2014. The 160,000 common shares are not being registered. This also includes shares held by KBK Ventures Inc. which is Managed by David Bromburg.
2)	Daniel Rudden purchased 166,666 of the company’s common shares by subscription at .02 cents per share on December 23 2014. The 166,666 common shares are not being registered. This also includes shares held by Victory Fund LLC which is Managed by Daniel Rudden.
3)	David Gregreck purchased 340,000 of the company’s common shares by subscription at .02 cents per share on December 23 2014. The 340,000 common shares are not being registered.
4)	Glaxious Group LLC is Managed by Tyler Brasel.
5)	First Capital Properities is Managed by Timothy Brasel.
6)	Village Partners LLC is Managed by George Lee.

PLAN OF DISTRIBUTION

We are registering the resale of certain shares of common stock, and the common stock underlying the warrants to purchase common stock, offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, the term “selling stockholders” include donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer.  All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Has ever been an officer or director of GREY CLOAK TECH INC

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The sales price to the public, of $0.10 per share, has been determined by the Company based on the price the shares were sold to the selling shareholders.  The price of $0.10 per share is a fixed price for the duration of the offering or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.10 per share for the duration of this Offering or until the securities are listed for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders are deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.    Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of the 3,300,000 shares sold by the selling shareholders.  The company will receive $1,650,000 if all the 3,300,000 warrants are exercised at .50 cents per share.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Bauman & Associates Law Firm has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Grey Cloak Tech, Inc, as of December 31, 2014, are included in this prospectus and have been audited by Partiz & Company P.A., independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Grey Cloak Tech, Inc., a Nevada corporation ("Grey Cloak" or "the Company") was established on December 19, 2014. The Company's business is developing a cloud based software to detect advertising fraud on the internet. According to a recent study titled "The Bot Baseline: Fraud in Digital Advertising", click fraud, and fraudulent "bot" traffic will cost the global display advertising industry 6.3 Billion in 2015. The study was conducted jointly by the ANA and White Ops in August and September 2014. and a 57 page report was published in December 2014. The study is considered to be the latest information about fraud in digital advertising. The ANA recruited 36 member companies to participate. The participants worked with a wide variety of agency partners, including media agencies, full-service agencies, and in-house agencies. The study measured 181 campaigns, 5.5 billion impressions in 3 million domains over 60 days to determine fraud activity. The Bot Baseline: Fraud in Digital Advertising 57 page report is public information and is available and wildly published on the internet.

Topline findings from the study conducted in August and September 2014 include:

  Botnet controllers hijack everyday consumers' identities and home machines to conduct ad fraud
  Almost a quarter (23 percent) of video ad impressions were identified as bot fraud
  Eleven percent of display ad impressions were classified as bot fraud
  Publishers who bought sourced traffic from a third party, as a means to drive additional unique visitors to their site, had a bot fraud rate of 52 percent on that sourced traffic
  Programmatic display bot traffic averaged 17 percent bot fraud
  Bot fraud for retargeted ads was 19 percent

The study also revealed that bot fraud levels vary across the day with peak activity occurring when users are sleeping, but their computers are still awake, between midnight and 7am. Additionally, impressions coming from older browsers such as IE6 (Internet Explorer 6) and IE7 had fraud levels of 58 and 46 percent, respectively.

Bot fraud originates from malicious sites with phony ad traffic that passes through both legitimate and "phantom" elements of the digital advertising ecosystem.  Fraudsters collect payments from advertisers for non-human impressions.

About the ANA, (Association of National Advertisers) located in Washington, DC, provides leadership that advances marketing excellence and shapes the future of the industry. Founded in 1910, the ANA's membership includes more than 640 companies with 10,000 brands that collectively spend over $250 billion in marketing and advertising. The ANA also includes the Business Marketing Association (BMA) and the Brand Activation Association (BAA), which operate as divisions of the ANA. The ANA advances the interests of marketers and promotes and protects the well-being of the marketing community. White Ops provides botnet detection and digital fraud prevention. White Ops would be considered a competitor of the company.

The Company believes that there is a market for an easy to use fraud protection and quality of traffic system.

GREY CLOAK TECH INC was incorporated in the State of Nevada on December 19, 2014.  Our fiscal year end is December 31.  The company's administrative address is:

Where you can find us:

The Company is located at 10300 W. Charleston Blvd Suite 13-378 Las Vegas, Nevada 89135. The Company’s sales and marketing office is located at 902 Clintmore Road St 114 in Boca Raton, Florida 33487.

Additional contact information can be found on the company’s web site greycloaktech.com.

GREY CLOAK TECH INC has no significant revenue and has sustained an accumulated net loss of $41,720 for the period since inception (December 19, 2014) to March 31, 2015, and had $295,913 of cash on hand at March 31, 2015.  Since we have no significant revenues, we have relied upon the sale of our securities to investors and corporate officers and directors for funding.

The company has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  The company, its officers and directors, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Status of Publicly Announced New Products or Services

None at this time

Competitive Business Conditions

Our Mission Statement

Mission Statement: The Company’s mission is to provide meaningful ad targeting data to potential business customers that gives the business the best possible chance of providing a profitable interaction with the consumer. The Company’s software product, is on a cloud based platform, and should help reduce fraud in digital advertising thus saving marketing dollars for real customers.

Products: The software platform will provide businesses with the ability to seamlessly track who is viewing their customer’s ads and interacting with the businesses digital properties. Grey Cloak Tech owns and is developing the cloud based software, the entire software design is being done internally. Grey Cloak Tech Inc will own all the intellectual property of the software. The software will provide reporting and/or filtering of fraudulent traffic, in addition the software will provide a rating of each connection based on the businesses needs and the likely fit of specific consumer’s and households. Businesses will be able to filter or report on each click or tap using these major categories of data:

1.	GEO Location. Is the consumer in my locale?
2.	Social Rating. Is the consumer connected others and likely to broadcast my services?
3.	Temporal. Is the click coming through at a time that is meaningful for my business?
4.	Interested. Does the consumer have an interest in my products and services?

The intended Product offerings that will be available within the Grey Cloak Tech platform will include:

1.	Basic Subscription ($1500/mo). This offers reporting on traffic quality and fraud.
2.	Pro Subscription ($5000/mo). This offers reporting and blocking on traffic quality and fraud.
3.	Campaign Certification ($250/campaign). For our ad agency customers this product can be purchased per/campaign and certifies that the traffic garnered by the campaign was fraud free
4.	Reporting ($250/report). This can be purchased on a per HTTP request basis and analyses the amount of fraud and quality of traffic coming to a web site.

Additional future software products include the release of:

1.	Enterprise ($10,000/mo). This product will offer Fortune 1000 and high traffic internet customer’s enterprise level protection and reporting.
2.	MCA (Multi Channel Attribution…$8000/mo). The product will correlate digital traffic across enterprise platforms.

Technology: The software application has been uploaded to the Amazon cloud and currently, the fees are expected to be between $400 - $500 per month for our back end system. The overall system runs over redundant MySql instances using the Amazon SAN for storage of the data. MySql is a relational database management system (RDBMS). MySql is the most widely used open-source (RDBMS) enabling the delivery of reliable, high performance and scalable wed based applications. Amazon SAN (Storage Area Network) is a provider of data storage that offers back-up, durability and availability.

Differentiation The Company technical team is familiar with Bot and click fraud detection. The team has developed bots for legitimate purposes and in the past, Mr. Covely has a detailed understanding of the various strategies used by bot programmers to try to make their bots ‘look like’ a human, and knows how to counter their actions.

Grey Cloak’s biggest differentiator is that the proprietary software can determine the overall quality of the traffic, not just the fact that it may or may not be fraudulent. The cloud based software will use various techniques, to form a database that will tell the client about their consumers, their interest and likelihood of having interest in a particular ad or web site, their social influence, and their technology profile (use PC, smartphone, and tablet, or just smartphone, etc.). Using that data the client will not only tell if the traffic is fraudulent, but also if it has real business value.

The Company’s long term vision is to be able to improve the technology to the point that business can use the cloud based software to quickly differentiate high value consumers from low value consumers and then tailor the user experience to their actual business value.

Base Services: The propriety software platform will have the following major components:

•	Database services based on MySql
•	Web services based on Microsoft.Net
•	Membership and authentication services
•	Network services for ad serving and click tracking
•	GEO services
•	Bootstrap Based modern web applications and dashboards

Infrastructure: All Grey Cloak hosted services currently use the Amazon EC2 cloud infrastructure. Amazon has data centers in the US, Ireland, Brazil, Singapore, and Tokyo. All of the Grey Cloak services can run in any of the data centers at any time based upon demand. The hosted platform technology will feature load balancing over multiple instances of MySQL and additional load balancing at the web/application service layers of the architecture. Essentially this allows for scalability to very large numbers of concurrent users and clicks.

Intellectual Property Protection and Barrier to Entry: The Company has not filed for any intellectual property protection however the company intends to file a provisional patent for the connection rating and filtering algorithms. Another patent filing is being considered for our data collection technology.

The Market

Digital Marketing: The market that Grey Cloak is targeting is benefiting from a multi-decade switch from analog marketing to digital. The growth in digital consumer electronic devices along with the need by businesses to connect with those consumers is driving the digital marketing spend. Furthermore the digital marketing industry is facing a huge and growing problem, and a lack of technical talent. Advertisers will lose $6.3 billion globally to bots in 2015 according to the most recent study titled “The Bot Baseline: Fraud in Digital Advertising”.

Click Fraud and Meaningful Digital Interactions: Click Fraud is a type of fraud that occurs on the internet in pay per click online advertising when a person, automated script or computer program imitates a legitimate user of a web browser clicking on an ad, for the purpose of generating a charge per click without having actual interest in the target of the ad's link. There are two primary incentives for committing click fraud. AdWords advertisers may try to attack competitors by raising their costs or exhausting their ad budget. And AdSense publishers that click ads appearing on their own websites in order to inflate revenue. Click fraud can be as simple as one person starting a small Web site, becoming a publisher of ads, and clicking on those ads to generate revenue. Often the number of clicks and their value is so small that the fraud goes undetected. Publishers may claim that small amounts of such clicking is an accident, which is often the case. Large-scale fraud will often run scripts which simulate a human clicking on ads in web pages. Sophisticated scripts can mimic human behavior and use Trojan code to turn the average person's machines into zombie computers and use sporadic redirects to turn the oblivious user's actions into actions generating revenue for the scammer. The five most common methods for carrying out click fraud attacks are: manual clicking, click farms (hiring individuals to click ads), Pay-to-Click sites (pyramid schemes created by publishers), Click bots (large scale software to automate clicking), and Botnets (hijacked computers utilized by click bots). The Company’s software platform will focus on both small and large-scale fraud.

The Company’s software platform is intended to reduce (Standard Version) or eliminates (Pro Version) fraudulent traffic. In addition enterprises have now been confronted with the fact that they really have no idea how their digital marketing spend affects non-digital channels. The software will give them increasing capability in this area. Customers, using Grey Cloak will be able to understand and determine more efficient use of marketing dollars, as well as a better understanding of the real impact of those dollars.

Sales and Marketing: The Company has one customer and sales of $10,600 in March 2015. The Company aspires to be the provider of “quality of visitor” information to businesses who use the internet world wide. Our first year efforts will be focused on deploying the software platform to small and medium business

The cloud based software will be marketed to small, medium and large businesses using a combination of traditional enterprise software sales techniques, digital marketing, and ad agencies who need better accountability for their customers.

Areas of Sales and Marketing effort include:

1.	Online sales. Grey Cloaks approach here is to use web search, pay per click advertising, and social media advertising to business sales directly to the Company’s website.
2.	Affiliate/Dealer sales. The Company believes there is an opportunity to offer its product through an affiliate channel on the web. Affiliates will receive a commission in order to place the product with their customers.
3.	OEM/ Original Equipment Manufacturers. There is an opportunity to use existing OEM’s in the computer and software industry to sell the software alongside their current line of products. The Company intends on partnering with others in this area, white labelling, distributing, and bundling the various companys product.

Pricing and Cost Model

Product Pricing: The intended pricing for the products is as follows (all products have caps on usage):

1.	Basic Subscription $1500/mo
2.	Pro Subscription $5000/mo
3.	Campaign Certification $250/campaign
4.	Reporting $250/report
3.	Enterprise $10,000/mo
4.	MCA (Multi Channel Attribution) 8000/mo

The company intends on building a base of revenue that recurs on a monthly basis with some “one time product sales.

One Time Products: To help speed exposure of the product, the Company intends to offer one time products which ad agencies and business can benefit from and the Company can use to gain exposure. The Grey Cloak Tech Campaign Certification program is intended to allow ad agencies to certify for their customers that the campaign traffic they generate is bot and fraud free. The same approach will be used for Reporting, which uses a web sites web server logs to generate a report about traffic quality.

Costs: The software product line will be completely cloud based. We have considerable enterprise expertise on the various components of the Amazon cloud and will be able to very efficiently serve our markets. Estimated hosting cost should never exceed 8% the company’s intended revenue. The remainder of our cost of sales are, marketing, commissions and employee costs.

Dependence on one or a few major customers

We do not expect to be dependent on any one client.

Patents, Trademarks, Licenses, Agreements or Contracts

Intellectual Property Protection and Barrier to Entry: The Company has not filed for any intellectual property protection however the company intends to file a provisional patent for the connection rating and filtering algorithms. Another patent filing is being considered for our data collection technology.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business. We do not anticipate being a governmental contractor. We may be, however, subject to United States expert control restrictions.

Number of Employees

At present, Messers Bossung and Silver are being paid $7,000 per month, effective May 1, 2015.

However, there are as yet no written agreements, and our officers and directors may decide to award themselves higher salaries and other benefits.  The Company does not have significant revenues, and there is no guarantee that we will have significant revenue in the near future.  We will be unable to support any higher salaries or other benefits for management, which will cause us to cease operations.

Reports to Security Holders

Once this Offering is declared effective, Grey Cloak Tech Inc will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  The Company will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding Grey Cloak Tech, Inc. and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company recently signed an office lease agreement on April 16, 2105. The office is located at 902 Clintmore Road in Boca Raton, Florida 33487. There is room for a total of 6 employees. There are 5 cubicles and one executive office. The lease is a month to month agreement which provides us the opportunity to move to a larger space should we require additional space. The cost per month for office space is $2,000.

The company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 14,306,666 shares of common stock currently outstanding as of March 31, 2015, 10,000,000 are owned by our officers and directors and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have Forty One (41) stockholders, including management and officers and directors.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

After the date this Prospectus is declared effective, 10,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our sole officer and director are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our officers and directors own 10,000,000 restricted shares, or 69.9% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

The Company is using Quick Silver Stock Transfer LLC located in Las Vegas NV. Quick Silver is a professional Transfer Agency registered with the U.S. Securities and Exchange Commission.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

GREY CLOAK TECH INC.

BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2015	2014
ASSETS

CURRENT ASSETS
Cash	$295,913	$733
Accounts receivable	10,600	—
Total current assets	306,513	733

Website	2,000	—
Total other assets	2,000	—

TOTAL ASSETS	$308,513	$733

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
	$—	$—
Total liabilities	—	—

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
14,306,666 and 11,006,666 shares issued and outstanding, respectively	14,307	11,007
Additional paid-in capital	335,926	9,226
Accumulated Deficit	-41,720	-19,500
Total stockholders' equity	308,513	733

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$308,513	$733

GREY CLOAK TECH INC.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

REVENUE	$10,600

OPERATING EXPENSES
General and administrative	19,343
General and administrative - related party	13,500

Total operating expenses	32,843

OTHER INCOME
Interest income	23

Total other income	23

Net loss before income taxes	$(22,220)

Income tax provision	—

NET LOSS	$(22,220)

Loss per share - basic and diluted	$0.00

Weighted average number of shares outstanding - basic and diluted	13,243,110

GREY CLOAK TECH INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2014) TO DECEMBER 31, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative	10,500
General and administrative - related party	9,000

Total operating expenses	19,500

Net loss before income taxes	(19,500)

Income tax provision	—

NET LOSS	$(19,500)

Loss per share - basic and diluted	$0.00

Weighted average number of shares outstanding - basic and diluted	10,619,487

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of GREY CLOAK TECH INC.

PLAN OF OPERATION

The following is the plan of operations of the company. The Company has entered into one contract for sale of the newly developed click fraud detection software and consulting services in the amount of $10,600. The consulting services and sale of the software was made during the month of March 2015 and billed to the client on April 13 2015. The Company believes that another contract will be signed with the same customer for an additional $15,000 within 2 weeks.

Current Status of the Company’s Software

A version of the software was completed on April 1st for our first customer. The base version of the click fraud detection software was modified for that particular customer. The customer used the modified software for a specific new e mail and coupon campaign that required customization of the soon to be released base version 1.0. The company hired one outside computer programmer in March 2015 who is working on a contract basis. That programmer worked on the modified version of the software alongside Fred Covely the company’s president and chief architect of the software. The company intends to keep working with this contracted programmer to service the company’s client and work on the base version of the click fraud detection software. The base version (version 1.0), of the click fraud detection software is available and marketing efforts have started.. Management made a decision in March of 2015 to focus the programming efforts on the company’s first client and customize the base software for their specific needs. The company believes that the client is very satisfied with the product and will continue doing business with the company. As with all software the company will be constantly improving the product and releasing newer versions of the software and will update the company’s website to reflect the availability of a newer version.

Management Discussion and Analysis

The Company will begin selling the product to business customers at large on or around June 1st. The Company is working on several distribution deals that may or may not occur, but will aggressively pursue such distribution agreements as we are able. Over the next twelve months the company will be focusing on making the base product stable and adding features that are deemed necessary to stop click and impression fraud. Marketing and Sales efforts will focus on building out an internal sales force as well as a distribution network.

Establish our office

0-1 month

The Company recently signed an office lease agreement on April 16, 2105 at a rate of $2,000 per month. The office is located at 902 Clint Moore Road in Boca Raton, Florida. This office is set up for all the sales and marketing activities, client relations, and customer service. There is room for a total of 6 employees. There are 5 cubicles and one executive office. The lease is a month to month agreement which provides us the opportunity to move to a larger space should we require additional space. The company purchased 6 refurbished quad core desktop workstations with 22” monitor, keyboard, mouse, and software license for each workstation. The cost of the 6 workstations was $3,550 and was fully paid for on April 17 2015. Josh Silver the company’s director of Marketing will take care of our administrative duties, manage the office, interview and hire the necessary sales staff.

Hiring sales people

1-3 months

The Company is currently doing a search for 5 software sales people. The qualifications for the sales people are as follows:

•	Must have B2B sales experience/exposure
•	Minimum 2 years related experience
•	Excellent technical Skills including excel, PowerPoint, and web proficiency.
•	Proven closer with ability to overcome objectives
•	Demonstrated ability to consistently provide excellent customer support.
•	Bachelors degree-highly preferred

Although we are looking to hire 5 sales reps we will use the title for the position as “Account Executive.”

We will be posting ads on Monster.com and we will try to hire a mix of seasoned sales executives with entry level/recent grads to verify performance.

Compensation will be $10-12 per hour plus performance based commission for entry level/recent grad. Compensation will be $14-16 per hour plus performance based commission for seasoned executives. The Company has a completed a 37 page “Employee Orientation Handbook”. The handbook is designed to provide information about working conditions, employee benefits, and policies affecting employment. The handbook also outlines state and federal guidelines and requirements including but not limited to, Equal Opportunity Employment, Immigration Law Compliance, Taxes, payroll information and deductions.

Website Development

0-1 months

The company has developed the corporate website greycloaktech.com. The company hired a website developer who is also a graphic artist/web designer to build the website from scratch. The domain greycloaktech.com has been purchased and Godaddy is being used to host the website. The website is wordpress based and will be optimized for SEO which will be done on an ongoing basis. The website contains pertinent information regarding the product(s) and technology as well as contact information, investor relation information and a sign up page where a customer can request a demo. The website development costs, including site design and implementation was $2,000. Updating and improving our website will continue throughout the lifetime of our operations for additional monies.

Marketing campaign

3-12 months

$36,000-$52,000

Marketing Plan:

We are building out a digital marketing program comprised of: SEO (organic ranking), B2B PPC, Content strategy (i.e. posting articles in trade publications), E-mail marketing and social media. We will also test out an affiliate marketing program (where we would pay a commission to a digital marketer for a percentage of the sale.)

We will incorporate retargeting into all digital media ad spends in order to give our client a multi touch of our brand to maximize value of digital spend dollars. We plan to use internet catalogs and SEO in web search engines such as www.google.com (with using “Google Adwords”.)

We plan on advertising our services and products on Google, Linked-In, Ad Week, DM news, facebook and other specialized websites with using context ad. We also plan on attending trade shows.

We will be using a sales acceleration tool to track and analyze data and to project growth.

Our advertising budget will be spent on paying for any advertising- including banner ads, content development, digital marketing ad spend, designing and printing of business cards, brochures, pamphlets, tradeshows, and traveling expenses.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Software Programmers – $12,000 for the first twelve months

Software Hosting - $400 - $500 per month

Salaries – $16,000 - $20,000 per month

Website Development – No significant expenditures expected

Marketing and Advertising - $36,000 - $52,000 for the first twelve months

Legal and Accounting - $20,000 - $45,000 for the first twelve months

Sales Commissions – 12-20% of revenue

LIQUIDITY REQUIREMENTS

At March 31, 2015 we had $295,913 of cash. Our cash needs have so far been met by proceeds from sale of common stock from the Regulation D 506 Private Placement Memorandum. The total amount raised in the PPM was $330,000.00. We plan to meet our cash needs during the next 12 month from the existing cash on hand and sales of the company’s software products. If additional funds are needed for continued operation’s the company will seek out capital from, debt, additional sales of securities, and possibly look to the current warrant holders to exercise their warrants. As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer. The current rate at which we use funds in our operations is approximately $23,000 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately eight months.

Results of Operations

During the three months ended March 31, 2015, we have generated $10,600 revenues and have incurred $32,843 in general and administrative expenses and interest income of $23. A significant portion of the expenses are related to the process of going public and for consulting fees due to related parties.

During the period from inception (December 19, 2014) through December 31, 2014, we have generated $0 revenues and have incurred $19,500 in general and administrative expenses. A significant portion of the expenses are related to the process of going public and for consulting fees due to related parties.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We have generated no significant revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we have enough cash on hand to cover the development of the software, the completion of the web site, legal and accounting expenses and start initial marketing of the company’s product.

While our officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and the Company.

If we are unable to meet our needs for cash from either our potential revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company's financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies

DIRECTORS AND EXECUTIVE OFFICERS

All of our directors will be elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Fred Covely	57	President, Chief Executive Officer (CEO), Director
William Bossung	57	Secretary, Chief Financial Officer (CFO), Director
Joshua Silver	34	Treasurer

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Fred Covely, 57, President CEO , Director, Co-Founder: Mr. Covely has both a technical and business background in software. Fred has been involved in all aspects of the software industry over the past 30 years including technical, sales, legal, and management.  In the 1990's, Fred was the chief architect for the Peregrine Network Management System which was subsequently purchased by Hewlett Packard.  Fred was a founder at BCF Technology, which was founded in September 2003, an insurance software company ultimately sold to Vertafore. From August 2006 through December 2010, Fred remained as the Chief Technical Officer of Vertafore for and was responsible for a software division of Vertafore that generated 450 million in revenue. From January 2011 to August 2013, Fred was the President of Codee Software which was a company that programmed and sold consumer QR codes. From August 2013 through December 2014, Fred has been an outside computer consultant for several companies involved in digital marketing.

.

William Bossung, 57, Secretary, Director, Co-Founder: Mr. Bossung has a diverse background in Corporate Finance, Insurance and Accounting. From September 2003 to August 2006, Mr. Bossung was a founder of BCF Technology with Mr. Covely, an insurance software company that was ultimately sold to Vertafore in August 2006. From August 2006 through December 2014, Mr. Bossung was the managing partner of Bishop Equity Partners LLC, a small boutique private equity firm that invests in both private and public companies, in addition the firm purchases and restructures debt from companies. During January 2012, Mr. Bossung founded Splash Beverage Group, a beverage distribution company that distributes both alcohol and non-alcohol products, and is currently a Director. From June 2012 through August 2013, Mr. Bossung was the Director of Business Development. Mr. Bossung currently holds an Insurance License in various states which he obtained in October 2012 and earned a bachelor’s degree in accounting and finance from Bloomsburg State University.

Joshua Silver, 34, Director of Marketing, Co-Founder: From May 2007 through February 2015, Mr. Silver worked in the direct-marketing industry for one of the Industry leaders, Take 5 as the Chief Analytics Officer. Josh oversaw and guided the production team to generate the highest quality of work for Take 5's clients. His key responsibilities lie in implementing and overseeing large scale email programs, all social media/SEO platforms, direct mail, email, mobile and database projects including: refining HTML coding, testing mailing software, and innovative SEO/SEM strategies. He constantly evaluates and cleanses Take 5's in- house data, and manages its marketing budgets. Josh motivates the sales team to meet and exceed the clients' needs while at the same time ensuring all operations remain 100% compliant with CAN-SPAM regulations. Mr. Silver has been responsible for multi-million dollar campaign’s and long term strategy for digital marketing and agency clients to include but not limited to, automotive, retail, and financial.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (December 19, 2014) to period ended March 31, 2015, the Company paid $19,000 to a company owned by William Bossung an officer and director for consulting fees, which is included in general and administrative expenses –related party on the accompanying statement of operations no other compensation has been accrued by or paid to.  During the period from inception (December 19, 2014) to period ended March 31, 2015, the Company paid $3,500 to a Joshua Silver an officer for consulting fees, which is included in general and administrative expenses –related party on the accompanying statement of operations no other compensation has been accrued by or paid to.

(i)	any individual serving as an officer or director' principal executive officer or acting in a similar capacity during the period regardless of compensation level;

The following table sets forth for the period ended March 31, 2015, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Fred Covely, President, CEO, Director	2015	0	0	0	0	0	0	0	0

William Bossung, CFO, Secretary, Director	2015	0	0	0	0	0	0	10,000	10,000
	2014	0	0	0	0	0	0	9,000	9,000

Josh Treasurer, Director	2015	0	0	0	0	0	0	3,500	3,500

We have paid consulting fees in 2014 as listed above and will commence salaries in May 2015 upon completion of the software and marketing and sales activities commence during the fiscal year ending December 31, 2015.

We do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended January 31, 2015, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors. During the period from inception (December 19, 2014) to March 31, 2015 the Company paid $19,000 to a company owned by William Bossung an officer and director for consulting fees, which is included in general and administrative expenses on the accompanying statement of operations

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Fred Covely	4,000,000	28%
Common	William Bossung	4,000,000	28%
Common	Josh Silver	2,000,000	14%

1.	The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
2.	Each shareholder owns his or her shares directly.
3.	Based on 14,306,666 shares issued and outstanding as of March 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On December 19, 2014, the Company issued a total of 10,000,000 shares of common stock to its three founders for a cash contribution of $100.

On December 24, 2014 the Company issued 1,006,666 shares of common stock to four unaffiliated investors for proceeds of $20,133.

On February 9, 2015 the Company issued 10,000 shares of common stock for proceeds of $1,000 to an unaffiliated investor in the private placement referred to .On January 30, 2015 the Company issued 3,290,000 units to unaffiliated investors in a private placement for proceeds of $329,000. Each unit consists of one share of common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder to purchase one share of common stock for each warrant at an exercise price of $0.50 and expire on December 31, 2016. As of March 31, 2015 there were 3,290,000 warrants outstanding.

Directors Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Related Party Transactions

During the period from inception (December 19, 2014) to December 31, 2014 the Company paid $9,000 to a company owned by William Bossung for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

For the three months ended March 31, 2015, the Company paid $10,000 to a company owned by William Bossung for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

For the three months ended March 31, 2015, the Company paid $3,500 to Joshua Silver for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

MATERIAL CHANGES

None

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

GREY CLOAK TECH INC.

BALANCE SHEETS

(unaudited)

	MARCH 31,	DECEMBER 31,
	2015	2014
ASSETS

CURRENT ASSETS
Cash	$295,913	$733
Accounts receivable	10,600	—
Total current assets	306,513	733

Website	2,000	—
Total other assets	2,000	—

TOTAL ASSETS	$308,513	$733

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
	$—	$—
Total liabilities	—	—

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
14,306,666 and 11,006,666 shares issued and outstanding, respectively	14,307	11,007
Additional paid-in capital	335,926	9,226
Accumulated Deficit	(41,720)	(19,500)
Total stockholders' equity	308,513	733

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$308,513	$733

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(unaudited)

REVENUE	$10,600

OPERATING EXPENSES
General and administrative	19,343
General and administrative - related party	13,500

Total operating expenses	32,843

OTHER INCOME
Interest income	23

Total other income	23

Net loss before income taxes	(22,220)

Income tax provision	—

NET LOSS	$(22,220)

Loss per share - basic and diluted	$0.00

Weighted average number of shares outstanding - basic and diluted	13,243,110

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(unaudited)

Cash Flows from Operating Activities:

Net Loss	$(22,220)

Adjustments to reconcile net loss to net cash
used in operating activities:

Changes in operating assets and liabilities:
Increase in accounts receivable	(10,600)
Net Cash used in Operating Activities	(32,820)

Purchase of website	(2,000)
Cash flows from Investing Activities:	(2,000)

Proceeds from issuance of common stock	330,000
Net Cash provided by Financing Activities	330,000

Increase in cash	295,180
Cash at beginning of period	733
Cash at end of period	$295,913

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2015

(unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Grey Cloak Tech Inc. (the “Company”) was incorporated in the State of Nevada on December 19, 2014. The Company was formed to engage in the business of cloud based software to detect advertising fraud on the internet.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification is required.

The warrants issued to the participants in the private placement referred to in Note 4, which have fixed settlement provisions and do not feature any characteristics permitting net cash settlement at the option of the holders, are classified in stockholders’ equity.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. Based on management’s assessment, a full valuation allowance has been established against all of the deferred tax asset relating to the Company’s Net Operating Losses as of March 31, 2015 because it is more likely than not that all of the deferred tax asset will not be realized. As of March 31, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

NOTE 3 – RELATED PARTY

For the three months ended March 31, 2015, the Company paid $10,000 to a company owned by an officer and director for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

For the three months ended March 31, 2015, the Company paid $3,500 to a an officer and director for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

NOTE 4 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On December 19, 2014, the Company issued a total of 10,000,000 shares of common stock to its three founders for a cash contribution of $100.

On December 24, 2014 the Company issued 1,006,666 shares of common stock to four unaffiliated investors for proceeds of $20,133.

On January 30, 2015 the Company issued 3,290,000 units to unaffiliated investors in a Regulation D 506 private placement for proceeds of $329,000. Each unit consists of one share of common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder to purchase one share of common stock for each warrant at an exercise price of $0.50 and expire on December 31, 2016.

On February 9, 2015 the Company issued 10,000 units for proceeds of $1,000 to an unaffiliated investor in the private placement disclosed above.

Warrant Issuances

In connection with the private placement disclosed in Note 4, the Company issued 3,300,000 warrants to purchase 3,300,000 shares of common stock with an exercise price of $0.50 and expire on December 31, 2016.

As of March 31, 2015, there were 3,300,000 warrants outstanding.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 4, 2015, the date these financial statement were available to be issued.

On April 2, 2015, the Company entered into a management agreement for a call center, marketing and administrative assistance for a period on one year at $2,000 per month.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Grey Cloak Tech Inc.

We have audited the accompanying balance sheet of Grey Cloak Tech Inc. as of December 31, 2014 and the related statements of operations, stockholders’ equity and cash flows for the period December 19, 2014 (Inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grey Cloak Tech Inc. as of December 31, 2014, and the results of its operations and cash flows for the period December 19, 2014 (Inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

May 4, 2015

GREY CLOAK TECH INC.

BALANCE SHEET

DECEMBER 31, 2014

ASSETS

CURRENT ASSETS
Cash	$733
Total current assets	733

TOTAL ASSETS	$733

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
—
Total liabilities	$—

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
11,006,666 shares issued and outstanding	11,007
Additional paid-in capital	9,226
Accumulated Deficit	(19,500)
Total stockholders' equity	733

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$733

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2014) TO DECEMBER 31, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative	10,500
General and administrative - related party	9,000

Total operating expenses	19,500

Net loss before income taxes	(19,500)

Income tax provision	—

NET LOSS	($(19,500)

Loss per share - basic and diluted	$0.00

Weighted average number of shares outstanding - basic and diluted	10,619,487

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2014) TO DECEMBER 31, 2014

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception December 19, 2014	—	$—	$—	$—	$—

Issuance of common stock to founders	10,000,000	10,000	(9,900)	—	100

Issuance of common stock at $.02 per share	1,006,666	1,007	19,126		20,133

Net loss for the period	—	—	—	(19,500)	(19,500)

Balance - December 31, 2014	11,006,666	$11,007	$9,226	$(19,500)	$733

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (DECEMBER 19, 2014) TO DECEMBER 31, 2014

Cash Flows from Operating Activities:

Net Loss	$(19,500)

Adjustments to reconcile net loss to net cash
used in operating activities:

Net Cash used in Operating Activities	(19,500)

Cash flows from Financing Activities:

Proceeds from issuance of common stock	20,233
Net Cash provided by Financing Activities	20,233

Increase in cash	733
Cash at beginning of period	—
Cash at end of period	$733

The accompanying notes are an integral part of these financial statements.

GREY CLOAK TECH INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Grey Cloak Tech Inc. (the “Company”) was incorporated in the State of Nevada on December 19, 2014. The Company was formed to engaged in the business of cloud based software to detect advertising fraud on the internet.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to our own stock as defined in ASC 815-40 ("Contracts in Entity's Own Equity"). The Company classifies as assets or liabilities any contracts that require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside our control) or give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification is required.

NOTE 3 – RELATED PARTY

During the period from inception (December 19, 2014) to December 31, 2014 the Company paid $9,000 to a company owned by an officer and director for consulting fees, which is included in general and administrative expenses – related party on the accompanying statement of operations.

NOTE 4 - INCOME TAXES

The reconciliation of income tax provision (benefit) at the U.S. statutory rate of 34% for the period from inception (December 19, 2014) to December 31, 2014 to the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate		$(6,630)
Change in valuation allowance		$6,630
Income tax provision	$	-)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2014 are as follows:

Net Operating Loss		$6,630
Valuation allowance		$(6,630)
Net deferred tax asset	$	-)

The Company has approximately $19,500 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

On December 19, 2014, the Company issued a total of 10,000,000 shares of common stock to its three founders for a cash contribution of $100.

On December 24, 2014 the Company issued 1,006,666 shares of common stock to four unaffiliated investors for proceeds of $20,133.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 4, 2015, the date these financial statement were available to be issued.

On January 30, 2015 the Company issued 3,290,000 units to unaffiliated investors in a Regulation D 506 private placement for proceeds of $329,000. Each unit consists of one share of common stock and one common stock purchase warrant. Each common stock purchase warrant entitles the holder to purchase one share of common stock for each warrant at an exercise price of $0.50 and expire on December 31, 2016. As of January 31, 2015 there were 3,290,000 warrants outstanding.

On February 9, 2015 the Company issued 10,000 units for proceeds of $1,000 to an unaffiliated investor in the private placement disclosed above.

On April 2, 2015, the Company entered into a management agreement for a call center, marketing and administrative assistance for a period on one year at $2,000 per month.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal	$20,000
Accounting	3,000
SEC Filing fees	81.34
TOTAL	$23,081.34

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On December 19, 2014, the Company issued a total of 10,000,000 shares of common stock to its three founders for a cash contribution of $100. These securities were issued in reliance upon the exemption contained in Section 4(a)(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company's founders.

On December 24, 2014 the Company issued 1,006,666 shares of common stock to four unaffiliated investors for proceeds of $20,133. The company relied on the exemption from registration in Section 4(a)(2) of Securities Act of 1933.

On January 30, and February 9, 2015 the Company issued 3,300,000 shares of common stock and 3,300,000 common stock purchase warrants for $330,000, to thirty (37) unaffiliated private investors in a private offering dated January 15, 2015. The company relied upon Regulation D Rule 506(b).  The investors were business acquaintances, family members, or friends of, or personally known to, our officers and directors.  It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended.  Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent.  This Offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.		Description	Incorporated by Reference to
3.1	*	Articles of Incorporation
3.2		Bylaws	Form S-1 filed on March 5, 2015
4.2		Form of Warrant Certificate	Form S-1 filed on March 5, 2015
4.3		Warrant Agreement	Form S-1 filed on March 5, 2015
5		Opinion re: Legality	Form S-1 filed on March 5, 2015
23.1	*	Consent of Independent Auditors
23.2		Consent of Counsel (See Exhibit 5)

*	Filed herewith

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.	To reflect in each prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.  The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.  Each prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV.

GREY CLOAK TECH INC, Registrant

/s/Fred Covely
Fred Covely
President, and Member of the Board of Directors

/s/William Bossung
William Bossung Chief Financial Officer (Principal Accounting Officer), Secretary and Member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/Fred Covely	Date: March 11, 2015
Fred Covely
President, Director

/s/William Bossung
William Bossung Chief Financial Officer (Principal Accounting Officer), Secretary and Member of the Board of Directors